Exhibit 99.1

Commentary

Fund Details

• As of the end of the third quarter of 2006, Behringer Harvard REIT I, Inc. had acquired interests in 28 office properties with an approximate net asset/ acquisition value of $1.8 billion. The portfolio is geographically diversified in 11 states and the District of Columbia and averages a 95 percent lease rate.

• The Fund had approximately 25,600 investors and capitalization of $952 million at the end of the third quarter.

• During the first three quarters of 2006, we entered four new U.S. real estate markets including the Philadelphia metropolitan area, the central New Jersey market of Princeton, Chicago, and Austin. In 2006, we have invested more than $900 million in seven acquisitions that added more than 4.1 million square feet of rentable office space to our office portfolio.

Financial Statement Details

• Total revenue grew to $47.9 million in the third quarter of 2006, a 50 percent increase over the second quarter. This increase is a result of revenue growth from existing properties as well as the recognition of a full quarter of revenue from those properties acquired in the second quarter.

• Funds From Operations (FFO) rose to $15.4 million, a 17 percent increase over $13.2 million of FFO in the prior quarter. The increase in FFO is primarily due to increased net operating income during the third quarter, which was partially offset by higher interest expense related to mortgage debt incurred on recent acquisitions.

Market Details

• According to Grubb & Ellis, the overall occupancy rate for the U.S. office market is 86.1 percent, marking the ninth consecutive quarter of increases.

• Grubb & Ellis reported that average Class A rental rates for the U.S. office market moved higher in the third quarter and have increased 7.1 percent during the past four quarters.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	Sep. 30, 2006	Dec. 31, 2005
Assets

Real estate

Land	$206,351	$139,235

Buildings, net	1,008,599	370,196

Total real estate	1,214,950	509,431

Cash and cash equivalents	121,485	128,742

Restricted cash	72,187	24,964

Accounts receivable, net	14,103	3,736

Prepaid expenses and other assets	2,296	658

Loan deposits	5,280	4,156

Escrow deposits	17,679	3,015

Investments in tenant-in-common interests	169,295	141,405

Deferred financing fees, net	11,252	4,645

Note receivable	3,000	—

Lease intangibles, net	236,539	79,830

Receivables from affiliates	1,306	—

Total assets	$1,869,372	$900,582

Liabilities

Mortgages payable	$1,017,369	$353,555

Accounts payable	1,709	896

Payables to affiliates	1,267	618

Acquired below-market leases, net	40,978	11,072

Dividends payable	5,697	3,979

Accrued liabilities	40,139	8,605

Subscriptions for common stock	563	1,054

Total liabilities	1,107,722	379,779

Minority interest	3,148	3,375

Stockholders’ equity

Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—

Common stock, $.0001 par value per share; 382,499,000 shares authorized, 101,103,728 and 67,863,168 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	10	7

Additional paid-in capital	899,785	603,452

Cumulative distributions and net loss	(141,293)	(86,031)

Total stockholders’ equity	758,502	517,428

Total liabilities and stockholders’ equity	$1,869,372	$900,582

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	9 mos. ended Sep. 30, 2006	9 mos. ended Sep. 30, 2005
Cash flows from operating activities

Net loss	$(11,999)	$(3,335)

Adjustments to reconcile net loss to net cash flows provided by operating activities:

Depreciation and amortization	44,213	7,912

Amortization of deferred financing fees	831	343

Equity in earnings of investments in tenant-in-common interests	(3,448)	(2,442)

Distributions from earnings of investments in tenant-in-common interests	3,448	2,442

Change in accounts receivable	(10,367)	(3,103)

Change in prepaid expenses and other assets	859	49

Addition of lease intangibles	(861)	(249)

Change in accounts payable	813	(629)

Change in accrued liabilities	9,840	1,980

Change in receivables or payables to affiliates	(15)	—

Cash provided by operating activities	33,314	2,968

Cash flows from investing activities

Purchases of tenant-in-common interests	(32,240)	(14,969)

Return of investments in tenant-in-common interests	4,350	5,225

Purchases of real estate	(740,920)	(375,641)

Escrow deposits on real estate to be acquired	(14,664)	5,894

Additions of property and equipment	(3,276)	(126)

Change in note receivable	(3,000)	—

Change in restricted cash	(47,714)	(24,187)

Cash flows used in investing activities	(837,464)	(403,804)

Cash flows from financing activities

Financing costs	(7,438)	(3,483)

Proceeds from mortgages payable	550,027	271,734

Payments on mortgages payable	(413)	(372)

Loan deposits on real estate to be acquired	(1,124)	(64)

Issuance of convertible stock	1	—

Issuance of common stock	313,771	415,409

Redemptions of common stock	(1,801)	(874)

Offering costs	(34,454)	(47,586)

Distributions	(20,806)	(6,322)

Distributions to minority interest holders	(227)	(26)

Change in subscriptions for common stock	(491)	(1,324)

Change in subscription cash received	491	1,324

Change in receivables or payables to affiliates	(643)	1,816

Cash flows provided by financing activities	796,893	630,232

Net change in cash and cash equivalents	(7,257)	229,396

Cash and cash equivalents at beginning of period	128,742	26,067

Cash and cash equivalents at end of period	$121,485	$255,463

Supplemental disclosure:

Interest paid	$27,289	$6,886

Non-cash investing activities:

Property and equipment additions in accrued liabilities	$2,580	$829

Non-cash financing activities:

Common stock issued in distribution reinvestment plan	$20,739	$5,845

Limited partnership units issued in purchase of real estate	$—	$3,500

Mortgage note assumed in property acquisition	$114,200	$—

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
(in thousands, except per share amounts)	Sep. 30, 2006	Sep. 30, 2005	Sep. 30, 2006	Sep. 30, 2005

Rental Revenue	$47,856	$10,729	$102,308	$16,469

Expenses

Property operating expense	9,752	2,253	20,610	3,302

Interest expense	15,330	4,280	31,128	8,123

Rate lock extension expense	—	(975)	—	(525)

Real estate taxes	7,612	1,368	14,451	2,105

Property management fees	1,415	439	3,261	872

Asset management fees	1,203	696	2,333	1,089

General and administrative	452	124	1,109	806

Depreciation and amortization	22,534	4,751	47,722	7,918

Total expenses	58,298	12,936	120,614	23,690

Interest income	928	850	2,859	1,444

Equity in earnings of investments in tenant-in-common interests	1,139	717	3,448	2,442

Net loss	$(8,375)	$(640)	$(11,999)	$(3,335)

Basic and diluted weighted average shares outstanding	93,959	44,267	82,499	29,542

Basic and diluted loss per share	$(0.09)	$(0.01)	$(0.15)	$(0.11)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
(in thousands)	Sep. 30, 2006	Sep. 30, 2005	Sep. 30, 2006	Sep. 30, 2005

Net loss	$(8,375)	$(640)	$(11,999)	$(3,335)

Adjustments:

Real estate depreciation(1)	11,687	3,353	25,876	6,306

Real estate amortization(1)	12,118	3,853	25,671	8,207

Funds from operations	$15,430	$6,566	$39,548	$11,178

Historical weighted average shares(2)	93,959	42,242	82,499	26,856

10% stock dividend retroactive adjustment	—	4,025	—	2,686

GAAP weighted average shares	93,959	44,267	82,499	29,542

(1) This represents our proportionate share of depreciation and amortization expenses of our wholly-owned properties and those in which we own tenant-in-common (TIC) interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2) On May 11, 2005, our Board of Directors declared a special 10 percent stock dividend for holders of record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive adjustment.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principals generally accepted in the United States (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2006 and December 31, 2005 and our unaudited condensed consolidated results of operations and cash flows for the periods ended September 30, 2006 and 2005. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

NET OPERATING INCOME (NOI)

(in thousands)	3 mos. ended	3 mos. ended
	Sep. 30, 2006	Jun. 30, 2006

Rental revenue	$47,856	$31,892

Operating expenses

Property operating expenses	9,752	6,317

Real estate taxes	7,612	3,975

Property and asset management fees	2,618	2,207

Total operating expenses	19,982	12,499

Net operating income(1)	$27,874	$19,393

RECONCILIATION OF NOI TO NET LOSS

Net operating income(1)		$27,874	$19,393

Less:	Depreciation & amortization	$(22,534)	$(15,126)

	General & administrative expenses	(452)	(304)

	Interest expense	(15,330)	(9,136)

Add:	Interest income	928	886

	Equity in earnings of investments	1,139	1,248

Net loss		$(8,375)	$(3,039)

FUNDS FROM OPERATIONS (FFO)

Net loss		$(8,375)	$(3,039)

Add:	Depreciation(2)	$11,687	$8,374

	Amortization(2)	12,118	7,817

FFO(3)		$15,430	$13,152

(1) Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

(2) This represents our proportional share of depreciation and amortization expense of the properties we wholly own and those in which we own tenant-in-common interests. The expenses of these tenant-in-common interests are reflected in our equity in earnings of investments in tenant-in-common interests.

(3) FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

6110344

Published 2/07 • IN

© 2007 Behringer Harvard